Exhibit 99.1

Media Contact:

Kurt Jaeckel, Kodak, +1 585-490-8646, kurt.jaeckel@kodak.com

Investor Contact:

Anthony Redding, Kodak, +1 585-724-4053, shareholderservices@kodak.com

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results

ROCHESTER, N.Y., March 14, 2024 – Eastman Kodak Company (NYSE: KODK) today reported financial results for the fourth quarter and full year 2023.

Fourth-quarter 2023 highlights include:

●	Consolidated revenues of $275 million, compared with $305 million for Q4 2022, a decrease of $30 million or 10 percent (decreased by $35 million on a constant currency basis, or 11 percent)

●	Gross profit of $47 million, compared with $43 million for Q4 2022, an increase of $4 million or 9 percent

●	Gross profit percentage of 17 percent, compared with 14 percent for Q4 2022 an increase of 3 percentage points

●	GAAP net income of $5 million, compared with net income of $7 million for Q4 2022, a decrease of $2 million or 29 percent

●	Operational EBITDA of $2 million, compared with $7 million for Q4 2022, a decrease of $5 million or 71 percent

●

A year-end cash balance of $255 million, compared with $246 million at the end of the third quarter of 2023, an increase of $9 million; cash flow from operations improved by $3 million from the prior period

Full-year 2023 highlights include:

●

Consolidated revenues of $1.117 billion, compared with $1.205 billion for the full year 2022, a decrease of $88 million or 7 percent (decreased by $89 million on a constant currency basis, or 7 percent)

●	Gross profit of $210 million, compared with $170 million for full year 2022, an increase of $40 million or 24 percent

●	Gross profit percentage of 19 percent, compared to 14 percent in the prior year, an increase of 5 percentage points

●	GAAP net income of $75 million, compared with $26 million for 2022, an increase of $49 million or 188 percent

●	Operational EBITDA of $45 million, compared with $18 million for 2022, an increase of $27 million or 150 percent

●	A year-end cash balance of $255 million, compared with $217 million on December 31, 2022, an increase of $38 million; cash flow from operations improved by $154 million from the prior period

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 2

“After almost five years of executing our plan, we saw our efforts start to come to fruition in 2023, delivering year-over-year improvements in gross profit and Operational EBITDA and building a strong foundation for growth,” said Jim Continenza, Kodak’s Executive Chairman and CEO. “Our recent progress has been the result of our ability to adapt to difficult business conditions and our commitment to executing our long-term plan: investing in innovation, improving efficiency and helping our customers stay productive and profitable. We continue to innovate across our traditional and digital print portfolio, and we will introduce a wide range of products at the upcoming drupa tradeshow. We continue to invest in growth initiatives in our Advanced Materials & Chemicals group and have seen increasing revenue contributions from those businesses. We continue to improve our infrastructure and streamline processes to increase capacity in our film business and gain efficiencies across our enterprise. And most importantly, we have continued to deliver for our customers — and they have shown their appreciation by staying with us through this challenging period. I’d like to thank our customers for their loyalty and our employees for their hard work and winning attitude as we continue the Kodak transformation.”

For the full year ended December 31, 2023, revenues were $1.117 billion, a decrease of $88 million or 7 percent compared to the same period in 2022. Adjusting for the favorable impact of foreign exchange of $1 million, revenues decreased by $89 million, or 7 percent compared to the prior year.

GAAP net income was $75 million for the full year, compared to $26 million in 2022, an increase of $49 million or 188 percent. Operational EBITDA for the year ended December 31, 2023 was $45 million, compared to $18 million in 2022, an increase of $27 million or 150 percent. The increase was primarily driven by profitability relating to pricing rationalization and improved operational efficiency executing on cost controls, partially offset by higher continued ongoing global cost increases.

Kodak ended the year with a cash balance of $255 million, an increase of $38 million from December 31, 2022. The increase was primarily driven by the net proceeds of $31 million received from July 2023 refinancing transactions.

“Kodak delivered strong cash performance in 2023, generating cash in the fourth quarter and increasing full year cash flow from operations by $154 million compared to 2022,” said David Bullwinkle, Kodak’s CFO. “Throughout the year, our team improved profitability and performance in working capital to enhance the Company’s ability to generate cash which we delivered in three of the last four quarters. The Company also delivered year-over-year improvement in gross profit percentage, reflecting our strategic focus on improving operational efficiency and driving smart revenue. For the year ahead, we plan to build on our momentum by continuing to execute our long-term plan.”

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Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 3

Revenue and Operational EBITDA by Reportable Segment Q4 2023 vs. Q4 2022

($ millions)

Q4 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$208	$58	$5	$271
Operational EBITDA *	$2	$(5)	$5	$2

Q4 2022 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$234	$61	$6	$301
Operational EBITDA *	$5	$(2)	$4	$7

Q4 2023 vs. Q4 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(26)	$(3)	$(1)	$(30)
Operational EBITDA *	$(3)	$(3)	$1	$(5)

Q4 2023 Actuals on constant currency ** vs. Q4 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(31)	$(3)	$(1)	$(35)
Operational EBITDA *	$(5)	$(3)	$1	$(7)

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 4

Revenue and Operational EBITDA by Reportable Segment FY 2023 vs. FY 2022

($ millions)

FY 2023 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$828	$255	$17	$1,100
Operational EBITDA *	$20	$10	$15	$45

FY 2022 Actuals	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$938	$234	$17	$1,189
Operational EBITDA *	$5	$(1)	$14	$18

FY 2023 vs. FY 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(110)	$21	$-	$(89)
Operational EBITDA *	$15	$11	$1	$27

FY 2023 Actuals on constant currency ** vs. FY 2022 Actuals B/(W)	Print	Advanced Materials & Chemicals	Brand	Total
Revenue	$(111)	$21	$-	$(90)
Operational EBITDA *	$13	$11	$1	$25

* Total Operational EBITDA is a non-GAAP financial measure. The reconciliation between GAAP and non-GAAP measures is provided in Appendix A of this press release.

** The impact of foreign exchange represents the foreign exchange impact using average foreign exchange rates for the three or twelve months ended December 31, 2022, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2023.

Eastman Business Park segment is not a reportable segment and is excluded from the table above.

About Kodak

Kodak (NYSE: KODK) is a leading global manufacturer focused on commercial print and advanced materials & chemicals. With 79,000 worldwide patents earned over 130 years of R&D, we believe in the power of technology and science to enhance what the world sees and creates. Our innovative, award-winning products, combined with our customer-first approach, make us the partner of choice for commercial printers worldwide. Kodak is committed to environmental stewardship, including industry leadership in developing sustainable solutions for print. For additional information on Kodak, visit us at kodak.com, or follow us on Twitter @Kodak and LinkedIn.

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 5

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar words and expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s current expectations and assumptions. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical results or those expressed in or implied by such forward-looking statements.

Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2023 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve strategic objectives, cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to obtain additional or alternate financing if and as needed, Kodak’s continued ability to manage world-wide cash through inter-company loans, distributions and other mechanisms, and Kodak’s ability to provide or facilitate financing for its customers; Kodak’s ability to fund continued investments, capital needs, collateral requirements and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock; Changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates; the impact of the global economic environment, including inflationary pressures, geopolitical issues such as the war in Ukraine and the conflicts involving Israel, medical epidemics, and Kodak’s ability to effectively mitigate the associated increased costs of aluminum and other raw materials, energy, labor, shipping, delays in shipment and production times, and fluctuations in demand; Kodak’s ability to effectively compete with large, well-financed industry participants or with competitors whose cost structure is lower than Kodak’s; the performance by third parties of their obligations to supply products, components or services to Kodak and Kodak’s ability to address supply chain disruptions and continue to obtain raw materials and components available from single or limited sources of supply, which may be adversely affected by the war in Ukraine, the conflicts involving Israel, and residual effects of the COVID-19 pandemic; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to effectively anticipate technology and industry trends and develop and market new products, solutions and technologies, including products based on its technology and expertise that relate to industries in which it does not currently conduct material business; Kodak’s ability to effect strategic transactions, such as investments, acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; the impact of the investigations, litigation and claims arising out of the circumstances surrounding the announcement on July 28, 2020, by the U.S. International Development Finance Corporation of the signing of a non‐binding letter of interest to provide a subsidiary of Kodak with a potential loan to support the launch of an initiative for the manufacture of pharmaceutical ingredients for essential generic drugs; and the potential impact of force majeure events, cyber‐attacks or other data security incidents that could disrupt or otherwise harm Kodak’s operations.

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 6

Future events and other factors may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

APPENDICES

In this fourth quarter and full year 2023 financial results news release, reference is made to the following non-GAAP financial measures:

●	Operational EBITDA; and

●	Revenues and Operational EBITDA on a constant currency basis.

Kodak believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of Kodak, its financial condition, results of operations and cash flow.

Kodak’s segment measure of profit and loss is an adjusted earnings before interest, taxes, depreciation and amortization (“Operational EBITDA”). Operational EBITDA represents the earnings (loss) from continuing operations excluding the provision for income taxes; non-service cost components of pension and other postemployment benefits income; depreciation and amortization expense; restructuring costs and other; stock-based compensation expense; consulting and other costs; idle costs; other operating expense (income); loss on early extinguishment of debt; interest expense; and other (income) charges, net.

The change in revenues and Operational EBITDA on a constant currency basis, as presented in this financial results news release, is calculated by using average foreign exchange rates for the three or twelve months ended December 31, 2022, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2023.

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 7

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the three months ended December 31, 2023 and 2022, respectively:

(in millions)	Q4 2023	Q4 2022	$ Change	% Decline
Net Income	$5	$7	$(2)	-29%
All other	1	(1)	2
Depreciation and amortization	7	7	-
Restructuring costs and other	1	10	(9)
Stock based compensation	1	1	-
Consulting and other costs (2)	(3)	(9)	6
Idle costs (3)	2	1	1
Other operating expense (income), net	6	(1)	7
Interest expense	16	11	5
Pension income excluding service cost component	(39)	(21)	(18)
Other charges, net	1	(1)	2
Provision for income taxes	4	3	1
Operational EBITDA	$2	$7	$(5)	-71%
Impact of foreign exchange (5)	(2)		(2)
Operational EBITDA on a constant currency basis	$-	$7	$(7)	-100%

The following table reconciles the most directly comparable GAAP measure of Net Income to Operational EBITDA and Operational EBITDA on a constant currency basis for the twelve months ended December 31, 2023 and 2022, respectively:

(in millions)	FY 2023	FY 2022	$ Change	% Improvement
Net Income	$75	$26	$49	188%
All other	(2)	(3)	1
Depreciation and amortization	30	29	1
Restructuring costs and other (1)	10	13	(3)
Stock based compensation	7	5	2
Consulting and other costs (2)	(13)	(2)	(11)
Idle costs (3)	3	3	-
Other operating expense (income), net (4)	6	(1)	7
Interest expense (4)	52	40	12
Pension income excluding service cost component (4)	(161)	(98)	(63)
Loss on early extinguishment of debt (4)	27	-	27
Other (income) charges, net (4)	(1)	1	(2)
Provision for income taxes (4)	12	5	7
Operational EBITDA	$45	$18	$27	150%
Impact of foreign exchange (5)	(2)		(2)
Operational EBITDA on a constant currency basis	$43	$18	$25	139%

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 8

Footnote Explanations:

(1)

Restructuring costs and other for the twelve months ended December 31, 2023 and 2022 included $7 million and $10 million, respectively, which were reported as Restructuring costs and other and $3 million in each period representing inventory write-downs which were reported as Cost of revenues.

(2)

Consulting and other costs are primarily professional services and internal costs associated with certain corporate strategic initiatives, investigations and litigation. Consulting and other costs includes $15 million and $10 million of income in the twelve months ended December 31, 2023 and 2022, respectively, and $3 million and $10 million of income in the three months ended December 31, 2023 and 2022, respectively, representing insurance reimbursement of legal costs previously paid by the Company associated with investigations and litigation matters.

(3)

Consists of third-party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations and the costs, net of any rental income received, of underutilized portions of certain properties.

(4)	As reported in the Consolidated Statement of Operations.
(5)

The impact of foreign exchange is calculated by using average foreign exchange rates for the three or twelve months ended December 31, 2022, rather than the actual average exchange rates in effect for the three or twelve months ended December 31, 2023

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 9

A.	FINANCIAL STATEMENTS

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in millions)	Three Months Ended
	December 31,
	2023	2022
Revenues
Sales	$229	$249
Services	46	56
Total revenues	275	305
Cost of revenues
Sales	194	223
Services	34	39
Total cost of revenues	228	262
Gross profit	47	43
Selling, general and administrative expenses	45	30
Research and development costs	9	8
Restructuring costs and other	—	7
Other operating expense (income), net	6	(1)
Loss from operations before interest expense, pension income excluding service cost component, other charges (income), net and income taxes	(13)	(1)
Interest expense	16	11
Pension income excluding service cost component	(39)	(21)
Other charges (income), net	1	(1)
Earnings from operations before income taxes	9	10
Provision for income taxes	4	3
NET EARNINGS	$5	$7

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 10

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW (Unaudited)

	Three Months Ended
	December 31,
(in millions)	2023	2022
Cash flows from operating activities:
Net earnings	$5	$7
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	7	7
Pension and other postretirement income	(36)	(13)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	—	(2)
Asset Impairments	5	1
Stock based compensation	1	1
Non-cash changes in workers' compensation and other employee benefit reserves	2	(2)
Net loss on sale of assets	1	—
Benefit from deferred income taxes	(1)	—
Increase in trade receivables	—	(5)
Increase in miscellaneous receivables	(4)	(2)
Decrease in inventories	23	43
Increase (decrease) in trade accounts payable	1	(17)
Decrease in liabilities excluding borrowings and trade payables	(2)	(10)
Other items, net	15	6
Total adjustments	12	7
Net cash provided by operating activities	17	14

Cash flows from investing activities:
Additions to properties	(17)	(12)
Net cash used in investing activities	(17)	(12)

Cash flows from financing activities:
Preferred stock cash dividend payments	(1)	(1)
Finance lease payments	(1)	(1)
Net cash used in financing activities	(2)	(2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5	6
Net increase in cash, cash equivalents and restricted cash	3	6
Cash, cash equivalents and restricted cash, beginning of period	374	280
Cash, cash equivalents and restricted cash, end of period	$377	$286

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 11

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)	Twelve Months Ended
	December 31,
	2023	2022
Revenues
Sales	$917	$983
Services	200	222
Total revenues	1,117	1,205
Cost of revenues
Sales	765	885
Services	142	150
Total cost of revenues	907	1,035
Gross profit	210	170
Selling, general and administrative expenses	159	153
Research and development costs	34	34
Restructuring costs and other	7	10
Other operating expense (income), net	6	(1)
Earnings (loss) from continuing operations before interest expense, pension income excluding service cost component, loss on early extinguishment, other (income) charges, net and income taxes	4	(26)
Interest expense	52	40
Pension income excluding service cost component	(161)	(98)
Loss on early extinguishment of debt	27	—
Other (income) charges, net	(1)	1
Earnings from continuing operations before income taxes	87	31
Provision for income taxes	12	5
NET EARNINGS	$75	$26

Basic earnings per share attributable to Eastman Kodak Company common shareholders	$0.71	$0.16

Diluted earnings per share attributable to Eastman Kodak Company common shareholders	$0.67	$0.16

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are an integral part of these consolidated financial statements.

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 12

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	December 31,	December 31,
(in millions)	2023	2022
ASSETS
Cash and cash equivalents	$255	$217
Trade receivables, net of allowances of $8 and $7, respectively	195	177
Inventories, net	217	237
Other current assets	45	48
Current assets held for sale	—	2
Total current assets	712	681
Property, plant and equipment, net	169	154
Goodwill	12	12
Intangible assets, net	24	28
Operating lease right-of-use assets	30	39
Restricted cash	110	62
Pension and other postretirement assets	1,216	1,233
Other long-term assets	82	76
TOTAL ASSETS	$2,355	$2,285

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY
Accounts payable, trade	$125	$134
Short-term borrowings and current portion of long-term debt	1	1
Current portion of operating leases	13	15
Other current liabilities	144	143
Total current liabilities	283	293
Long-term debt, net of current portion	457	316
Pension and other postretirement liabilities	237	230
Operating leases, net of current portion	24	31
Other long-term liabilities	213	171
Total liabilities	1,214	1,041

Commitments and Contingencies (Note 11)

Redeemable, convertible preferred stock, no par value, $100 per share liquidation preference	210	203

Equity
Common stock, $0.01 par value	—	—
Additional paid in capital	1,156	1,160
Treasury stock, at cost	(11)	(11)
Accumulated deficit	(495)	(570)
Accumulated other comprehensive income	281	462
Total shareholders’ equity	931	1,041
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY	$2,355	$2,285

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are an integral part of these consolidated financial statements.

Kodak Reports Fourth-Quarter and Full-Year 2023 Financial Results Page 13

EASTMAN KODAK COMPANY
CONSOLIDATED STATEMENT OF CASH FLOW

	Twelve Months Ended
	December 31,
(in millions)	2023	2022
Cash flows from operating activities:
Net earnings	$75	$26
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	30	29
Pension and other postretirement income	(145)	(77)
Change in fair value of the Preferred Stock and Convertible Notes embedded derivatives	2	(3)
Asset Impairments	5	1
Stock based compensation	7	5
Non-cash changes in workers' compensation and other employee benefit reserves	(1)	(15)
Loss on early extinguishment of debt	27	—
Benefit from deferred income taxes	(1)	(3)
Increase in trade receivables	(16)	(12)
Decrease (increase) in miscellaneous receivables	6	(1)
Decrease (increase) in inventories	19	(31)
Decrease in trade accounts payable	(14)	(12)
Increase (decrease) in liabilities excluding borrowings and trade payables	21	(36)
Other items, net	23	13
Total adjustments	(37)	(142)
Net cash provided by (used in) operating activities	38	(116)

Cash flows from investing activities:
Additions to properties	(32)	(31)
Purchase of equity interest	—	(25)
Net cash used in investing activities	(32)	(56)

Cash flows from financing activities:
Net proceeds from Amended and Restated Term Loan Credit Agreement	435	—
Net proceeds from Original Term Loan Credit Agreement	—	49
Repayment of Original Term Loan Credit Agreement	(316)	—
Repayment of Convertible Notes	(28)	—
Other debt acquisition costs	(1)	—
Preferred stock cash dividend payments	(4)	(4)
Treasury stock purchases	—	(1)
Finance lease payments	(1)	(1)
Net cash provided by financing activities	85	43
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(8)
Net increase (decrease) in cash, cash equivalents and restricted cash	91	(137)
Cash, cash equivalents and restricted cash, beginning of period	286	423
Cash, cash equivalents and restricted cash, end of period	$377	$286

The notes accompanying the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are an integral part of these consolidated financial statements.